EXHIBIT 10.29











                                  DENVER/
                                   AURORA
                                   LEASE

                              INDUSTRIAL LEASE
                              ----------------


     THIS LEASE, made this 16th day of December, 1988, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey Corporation, hereinafter called "Landlord", and SIMMONS COMPANY, a Delaware corporation, hereinafter called "Tenant":

                                     1.

                                BASIC TERMS
                                -----------

     1.01     Basic Terms.
              -----------

             A.     Landlord:      The Prudential Insurance Company of
                    --------
America.

             B.     Tenant:     Simmons Company ("Simmons").
                    ------

             C.     Address of Tenant:    #6 Executive Park Drive NE,
                    -----------------
Atlanta, Georgia 30326.

             D.     Premises:      Unit number 100 in the industrial
                    --------
building located at 12601 East 33rd Avenue, Denver, Colorado 80011, which Premises are outlined on Exhibit A attached hereto for the purposes of
                         ---------
identification.

             E.     Building:  The Building in which the Premises are
                    --------
located.

             F.     Project:    A single-building warehouse complex
                    -------
including all improvements and appurtenances thereto and located at 12601 East 33rd Avenue, Aurora, Colorado, such complex depicted and described on Exhibits A and E attached hereto.
- ----------     -

             G.     Lease Term:  The Term of this Lease shall commence at
                    ----------
noon on January 1, 1989 (the "Commencement Date"), and shall terminate at noon on the last day of April, 1993, except as otherwise provided for in
Section 18.01.

             H.     Rent:   All sums, moneys, or payments are required to
                    ----
be paid by Tenant to Landlord pursuant to Sections 5.01, 22.01, 22.02, and
22.03 of this Lease.

             I.     Base Rent:     See "Rider to Lease".
                    ---------

             J.     Security Deposit:   $-0-.
                    ----------------     ---

             K.     Tenant's Proportionate Share:  35.95%.
                    ----------------------------

     1.02     Effect of Reference to Basic Terms.
              ----------------------------------

     Each reference in this Lease to any of the Basic Terms contained in
Section 1.01 shall be construed to incorporate into such reference all of the definitions set forth in Section 1.01 above.

                                     2.

                                  PREMISES
                                  --------

     2.01 In consideration of the rents, covenants, agreements, and conditions hereinafter provided to be paid, kept, performed, and observed, the Landlord leases to the Tenant and Tenant hereby hires from the Landlord the Premises described in Section 1.01 (D).

     2.02    Reservations by Landlord.  Landlord excepts and reserves the
             ------------------------
roof foundation and exterior walls of the Building, and further



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reserves the right to place, install, maintain, carry through, repair, and replace such utility lines, pipes, wires, appliances, tunneling, and the like in, over, through, and upon the Premises as may be reasonably necessary or advisable for the servicing of the Premises or any other portions of the Project, provided, however, that Landlord shall during normal business hours use reasonable efforts to prevent extraordinary interference with Tenant's use of the Premises.

     Notwithstanding any provision in this Lease to the contrary, it is agreed that the Landlord reserves the right, without invalidating this Lease or modifying any provision thereof, at any time, and from time to time, (i) to make alterations, changes, and additions to the Building and other improvements in the Project (including, without limitation, the Building in which the Premises are located), (ii) to add additional areas and buildings to the Project and/or to exclude areas therefrom, (iii) to construct additional buildings and other improvements in the Project, (iv) to remove or relocate the whole or any part of any building or other improvement in the Project, and (v) to relocate any other Tenant in the Project. It is further understood that the existing layout of the buildings, walks, roadways, parking areas, entrances, exits, and other improvements shall not be deemed to be a warranty, representation, or agreement on the part of the Landlord that the Project shall remain exactly as presently built, it being understood and agreed that the Landlord may change the number, dimensions, and locations of the walks, buildings, and parking spaces as Landlord shall deem proper, subject to the provisions of
Article 21.

                                     3.

                                    USE
                                    ---

     3.01 The Premises hereby leased shall be used by Tenant for the purpose of manufacturing, sale, storage, and distribution of mattresses, furniture and their related products and for no other purposes. In no event shall the Premises be used for the storage, use, disposal, manufacture, or transfer of any substance which may be deemed hazardous under local, federal, state or other governmental authority promulgated rule, regulation, statute or ordinance. Landlord makes no representation to Tenant that the use limited in this Section 3.01 constitutes a lawful use under applicable zoning regulations, or that the lawful uses for the Premises as of the date of this Lease shall not change during the Lease Term. Tenant shall, at its own expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the Term or any part of the Term hereof regulating the use by the Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which will tend to unreasonably disturb such other Tenants in the Project. The Tenant, its employees, and all persons visiting or doing business with the Tenant in the Premises shall be bound by and shall observe the Rules and Regulations attached to this Lease as Exhibit B, and such further and other reasonable Rules and Regulations made
- ---------
hereafter by the Landlord relating to the Project or the Premises, including but not limited to the safety, care and cleanliness thereof, of which notice in writing shall be given to the Tenant, and all such Rules and Regulations shall be deemed to be incorporated into and form a part of this Lease.

                                     4.

                                    TERM
                                    ----

     4.01 To have and to hold the leased Premises for and during the Term described in Section 1.01(G), subject to the payment of



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the Rent and the full and timely performance by Tenant of the covenants and conditions hereinafter set forth.

                                     5.

                                 BASE RENT
                                 ---------

     5.01   Tenant agrees to pay Landlord the Base Rent set out in Section
33.01 to the Rider for the full Term. The first full monthly installment of Base Rent shall be payable on the first day of the Term and each succeeding monthly installment shall be due and payable on or before the first day of each and every successive calendar month thereafter during the Term hereof. In the event the Term of this Lease ends on a date other than the last day of a month, the last monthly payment of Base Rent shall be in a pro rata portion of the applicable Base Rent based on the number of days in such month prior to and including the last day of the Term of this Lease.

     The Base Rent and all other Rent or other charges provided for herein shall be paid to Landlord without deduction or offset, and in lawful money of the United States of America, at Bennett & Kahnweiler, 4685 Peoria Street, Suite 231, Denver, Colorado 80239, or to such other person or at such other place as Landlord may from time to time designate in writing.

                                     6.

                           UTILITIES AND SERVICES
                           ----------------------

     6.01 Tenant shall contract in its own name and pay for all charges for electricity, gas, fuel, telephone, trash hauling, and any other services or utilities used in, servicing, or assessed against the Premises, unless otherwise herein expressly provided. Water and sewer services shall be contracted for by the Landlord, with the Tenant paying its proportionate share of such costs as part of the Common Area charges.

                                     7.

                              QUIET ENJOYMENT
                              ---------------

     7.01 The Landlord covenants that the Tenant, on paying the Rent herein provided, and on keeping, performing, and observing the covenants, agreements, and conditions herein required of Tenant, shall peaceably and quietly hold and enjoy the Premises for the Term aforesaid, subject, however, to the terms of this Lease.
                                     8.

                         ASSIGNMENT AND SUBLETTING
                         -------------------------

     8.01 Tenant shall not assign this Lease or any interest therein or sublet all or any part of the Premises without the prior written consent of the Landlord, which consent may not be unreasonably withheld or delayed, provided that (i) comparable certified financials are supplied to Landlord;
(ii) use does not vary and there is no hazardous waste use, storage, disposal or manufacture; (iii) all increases in rent over Base Rent are paid to Landlord; further, provided, however, that Tenant may assign or
                  -------  --------  -------
sublet all or any part of the Premises without the prior written consent of the Landlord to any direct and indirect subsidiary or parent of Tenant, or to a division of Tenant, as long as Tenant remains liable for all obligations under this Lease and notifies Landlord of said subletting or assignment. If the Tenant wishes to sublet or assign all of the Premises, it shall give notice to the Landlord in writing and the Landlord shall have, within thirty (30) days of receipt of such notice, the right to terminate this



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Lease or to approve said subletting or assignment in accordance herewith by written notice to the Tenant. If no notice is given, the Landlord shall be deemed to have elected to have approve the subletting or assignment. If the subletting or assignment and the sum of the rents and other charges provided for herein are approved by the Landlord, then the Landlord shall have the further option either (a) to convert the sublease or assignment into a prime lease and to receive all of such rents and other charges, in which case the Tenant shall be relieved of further liability hereunder and under the proposed sublease or assignment, or (b) to require Tenant to remain liable under this Lease, in which event, the Tenant shall be entitled to retain one-half of the rents provided for in the sublease or assignment that are in excess of the rents required by this Lease for the applicable space, and the remaining one-half of such excess rents and the other charges shall be payable to the Landlord.

                                     9.

                           DAMAGE OR DESTRUCTION
                           ---------------------

     9.01 If the Premises, the Building, or the Project described above or any part thereof is damaged by fire or other casualty, cause, or condition whatsoever and such damage cannot, in Landlord's reasonable determination, be repaired or replaced in one hundred twenty (120) days from the date of the damage, then Landlord or Tenant may, by written notice to the other given within thirty (30) days after the determination of whether it can be repaired, elect to terminate this Lease as to all of the Premises covered by the Lease. Such termination shall become effective as of the date of the damage. If this Lease is not terminated as above provided, and if said Premises are made partially or wholly untenantable as aforesaid, the Landlord, at its own expense, shall restore said Premises, Building, or Project with reasonable promptness to the condition in which the Landlord furnished the Premises to the Tenant at the commencement of the Term of this Lease as to those items that were provided to the Premises at the Landlord's expense without any reimbursement by the Tenant.
Landlord shall be under no obligation to restore any alterations, improvements, or additions to the Premises made by the Tenant or paid for by the Tenant, including, but not limited to, any of the initial Tenant finish done or paid for by the Tenant or any subsequent changes, alterations, or additions made by the Tenant.

     If the Premises are rendered totally untenantable but this Lease is not terminated, all rent shall abate from the date of the fire or other relevant cause or condition until the Premises are ready for occupancy and are reasonably accessible to the Tenant. If a portion of the Premises is untenantable, rent shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises which is usable by the Tenant until the damaged part is ready for the Tenant's occupancy. In all cases, due allowance shall be made for reasonable delay caused by strikes, labor difficulties, or any cause beyond Landlord's reasonable control. For the purposes of this Lease, said Premises shall be considered tenantable so long as, and to the extent that, the Premises are used or occupied. In any event, the Tenant shall be responsible for the removal (or restoration, when applicable) of all its damaged property and debris from the Premises within forty-five (45) days after written request of Landlord; upon failure of Tenant to remove such property and debris after such forty-five (45) day period, Landlord may remove it and Tenant shall reimburse Landlord for the cost of removal.



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                                    10.

                             LANDLORD'S RIGHTS
                             -----------------

     10.01   Landlord reserves the following rights:

          (a) To change the name of the Building or the Project without notice or liability of the Landlord to Tenant;

          (b) During the last ninety (90) days of the Term of this Lease or any renewal hereof or any part hereof, if during or prior to that time, the Tenant has vacated the Premises, to decorate, remodel, repair, alter, or otherwise prepare the Premises for occupancy;

          (c) To exhibit the Premises to others and to display "For Rent" signs on the Premises during the last ninety (90) days of the Term of this Lease or any renewal hereof;

          (d) To remove from the parking lot abandoned or unlicensed vehicles and vehicles that are unreasonably interfering with the use of said parking lot by others and to charge the responsible Tenant for the expense of removing said vehicles; and

          (e) To take any and all measures, including making inspections, repairs, alterations, additions, and improvements to the Premises or Project as may be necessary or desirable for the safety, protection, or preservation of the Premises or the Project or the Landlord's interests, or as may be necessary or desirable in the operation of the Premises or the Project.

     Landlord may enter upon the Premises for the purpose of exercising any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession of the Premises and without being liable in any manner to the Tenant.

                                    11.

                                HOLDING OVER
                                ------------

     11.01 In the event of a holding over by the Tenant after the expiration or termination of this Lease without the written consent of the Landlord, Tenant shall be deemed a Tenant at will and shall pay, as liquidated damages, double rent for the entire holdover period, and all attorney's fees and other expenses incurred by the Landlord in enforcing its rights hereunder. Any holding over with the consent of the Landlord shall constitute the Tenant a month-to-month Tenant at the same Base Rent and additional Rent paid or payable by Tenant for the last full month of this Lease or any renewal or extension hereof.

                                    12.

                          SIGNS AND ADVERTISEMENTS
                          ------------------------

     12.01 Tenant shall not put upon nor permit to be put upon or affixed to any part of the Premises or Project any signs, billboards, or advertisements of whatsoever kind or nature, except as Landlord has specifically approved in writing.

                                    13.

                           MORTGAGE AND TRANSFER
                           ---------------------

     13.01 Landlord shall have the right to transfer, mortgage, pledge, or otherwise encumber, assign, and convey, in whole or in part, the Premises, Building, Project, this Lease, and all or any



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part of the rights now or hereafter existing and all rents and amounts payable to the Landlord under the provisions hereof. Nothing herein contained shall limit or restrict any such rights, and the rights of the Tenant under this Lease shall be subject to and subordinate to all instruments executed and to be executed in connection with the exercise of any such rights, including, but not limited to, the lien of any mortgage, deed of trust, or security agreement now or hereafter placed upon the Landlord's interest in the Premises; provided, however, that any such
                                      --------  -------
instrument or instruments provide in substance that, if by foreclosure or otherwise such mortgagee or any successor in interest shall come in possession of the Premises or become the owner of the same or take over the rights of Landlord in the same, it will not disturb the possession, use or enjoyment of Premises by Tenant, its successors or assigns, nor disaffirm this Lease or Tenant's rights or stay hereunder, so long as all the obligations of Tenant are fully performed in accordance with the terms of this Lease. This paragraph shall be self-operative; however, Tenant covenants and agrees to execute and deliver upon demand such further instruments subordinating this Lease to the lien of any such mortgage, deed of trust, or security agreement as shall be reasonably requested by the Landlord and/or mortgagee or holder of any security agreement, and the Tenant hereby irrevocably appoints the Landlord as its agent and attorney to execute and deliver any such instrument for and in the name of the Tenant.

                                    14.

                               EMINENT DOMAIN
                               --------------

     14.01 If all of the Premises or the Project or any substantial part of either shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Term of this Lease shall cease and terminate upon the date when the possession of the said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease. If any condemnation proceeding shall be instituted in which it is sought to take less than a substantial part of the Project, or to change the grade of any street or alley adjacent to the Premises and such taking or change of grade is so material as to make it necessary to remodel the Building or the Project to conform to the changed grade or the Taking, the Landlord shall have the right to cancel this Lease after having given written notice of cancellation to the Tenant not less than ninety (90) days prior to the date of cancellation designated in the notice. In either of the said events, Base Rent at the then current rate and all additional Rents shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Landlord to the Tenant for the right of cancellation, and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this paragraph shall preclude an award being made to Tenant for loss of business or cost of removal of equipment or fixtures.

                                    15.

                      LANDLORD'S INABILITY TO PERFORM
                      -------------------------------

     15.01 If, by reason of inability to obtain and utilize labor, materials, or supplies; circumstances directly or indirectly the result of a state of war or national or local emergency; laws, rules, orders, regulations, or requirements of any governmental authority now or hereafter in force; strikes or riots; accident in, damage to, or the making of repairs, replacements, or improvements to the Premises or any of the equipment thereof; or by reason of



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any other cause beyond the reasonable control of either party, such party shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such nonperformance or delay in performance shall not render the Landlord liable in any respect for damages to either person or property, constitute a total or partial eviction (constructive or otherwise), work an abatement of Rent, or relieve the other party from the fulfillment of any covenant or agreement contained in this Lease, provided, however, that this section shall not apply to any obligation of Tenant to pay Base Rent or any other sum due and payable hereunder.

                                    16.

                           ASSIGNMENT TO TRUSTEE
                           ---------------------

     16.01 Neither this Lease nor any interest herein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors, or otherwise by operation of law during the term of this Lease or any renewal hereof.

                                    17.

                                COMMON AREAS
                                ------------

     17.01 The Term "Common Areas" means all the areas of the Project not intended for renting and, instead, designed for the common use and benefit of the Landlord and all of the Tenants, their employees, agents, customers, and invitees. The Common Areas include, but not by way of limitation, parking lots, truck courts, landscaped and vacant areas, driveways, walks, and curbs, with facilities appurtenant to each, as such areas may exist from time to time. Landlord expressly reserves the right to add additional Common Area to the Project from time to time, and in the event such additions are made, the percentile set out in Section 1.01 above for Tenant's Proportionate Share of the charges provided for in Section 22.01 of this Lease shall not increase solely by reason of the addition of Common Area to the Project. Landlord shall operate and maintain the Common Areas of the Project, and the cost of same shall be reimbursed by Tenant to Landlord as provided for hereinafter. Landlord hereby grants to Tenant the nonexclusive revocable use of the Common Areas by the Tenant, Tenant's employees, agents, customers, and business invitees, which use shall be subject at all times to such reasonable, uniform, and nondiscriminatory rules and regulations as may from time to time be established by the Landlord.

                                    18.

                           ACCEPTANCE OF PREMISES
                           ----------------------

     18.01 Landlord, subject to delays beyond its control, agrees to perform its obligations with respect to the Premises as set forth hereinafter and in Exhibit C, hereto, the Work Agreement.
                   ---------

          (A) Unless Tenant elects to independently contract for the Tenant Finish Work for the Premises ("Tenant Finish Work"), as provided in the Work Agreement, Landlord shall complete the Tenant Finish Work as set forth more fully in the Work Agreement. Other than as set forth in the Work Agreement, Landlord shall have no obligation for the completion of the Premises and Tenant shall accept the Premises in its "as is" condition on the date Landlord delivers possession of the Premises to Tenant in accordance with the provisions of this Lease and the Work Agreement.

          (B) Provided that Landlord completes the Tenant Finish Work, if the Premises, or any portion, is not "Ready for Occupancy"



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on the date the Term is scheduled to begin (as provided in Section 1.01G, then Tenant's obligation to pay Rents and other sums owing under this Lease attributable to the Premises shall not commence until the Premises is Ready for Occupancy. Landlord shall deliver and Tenant shall accept possession of the Premises at such time as the Premises is ready for occupancy. The postponement of Rent and other sums herein provided to be paid by Tenant attributable to such space for any period prior to the delivery of Tenant of such space Ready for Occupancy shall be in full settlement of all claims which Tenant might otherwise have by reason of such space not being Ready for Occupancy on the date the Term is scheduled to begin. "Ready for Occupancy" as used herein shall mean the date that Landlord shall have Substantially Completed the Premises as set forth in paragraph 4 of Exhibit C and a certificate of occupancy has been issued or a temporary certificate of occupancy has been issued. The later to occur of issuance of a temporary certificate of occupancy for such space (or its equivalent), or certification by Landlord's architect or space planner verifying Substantial Completion of the Tenant Finish Work shall conclusively control the date upon which the space is Ready for Occupancy and the commencement of the Tenant's obligation to pay Rent, provided that the Landlord, Tenant and contractor have prior to or concurrently therewith completed a walk through and mutually generated a punchlist of items to be completed within thirty (30) days or if same cannot reasonably be completed within thirty
(30) days, as soon thereafter as is reasonable. Notwithstanding anything in the foregoing to the contrary, should Landlord fail to have the Premises Ready for Occupancy on or before January 2, 1989, then Tenant shall have the option to terminate this Lease upon written notice, the effective date of termination to be at least thirty (30) days after the date of delivery of Tenant's notice; provided, however, should Landlord have the Premises Ready for Occupancy prior to the effective termination date then such termination notice shall be of no force and effect and this Lease shall continue in full force and effect between the parties. In the event this Lease is terminated as provided immediately above, then neither Landlord nor Tenant shall have any claim or obligation to the other by reason of this Lease or the termination thereof.

          (C) As used in this Lease, the term "Commencement Date" shall mean the later to occur of: (i) the first day of the calendar month immediately following the date the Premises are Ready for Occupancy, or
(ii) the Commencement Date set out in Section 1.01G above. If the Tenant's obligation to pay Base Rent with respect to the Premises begins on other than the first day of a month, Tenant shall pay Base Rent at the same monthly rate for such partial month (also in advance) and all other terms and conditions of this Lease shall be in force and effect during such partial month. As soon as the Commencement Date is established Landlord and Tenant shall execute an addendum to this Lease, which may be requested by either party, setting forth the exact Commencement Date, and the date of expiration of the term hereof shall be modified accordingly, if necessary, to provide a full fifty-two (52) month term from the Commencement Date. Notwithstanding anything contained in this Section 18.01 to the contrary, it is understood and agreed that at such time as Tenant occupies all or any portion of the Premises for the purposes permitted or allowed in this Lease, its Rental obligation with respect to the portion so occupied shall commence.

     18.02   Maintenance and Care by Tenant.   Tenant shall be responsible
             ------------------------------
for all maintenance and repair to the Premises of whatsoever kind or nature that is not hereinafter set forth specifically as the obligation of the Landlord. Tenant shall take good care of the Premises and fixtures, and keep them in good repair, free from filth, overloading, danger of fire, or any pest or nuisance, and shall repair any damage or breakage done by the Tenant or its agents, employees, or invitees, including damage done



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to the Premises by Tenant's equipment and/or installations.  Tenant shall be responsible for the repair and replacement of all glass and plate glass on the Premises. Tenant shall furnish and pay for the upkeep, maintenance, repair, and periodic servicing of the heating, ventilating, and air conditioning systems servicing the Premises, except that the Landlord, at Landlord's option, may elect to enter into a service contract for the maintenance and periodic inspection of the heating, ventilating, and air conditioning equipment provided pursuant to such service contract. At the end of the Term of this Lease or any renewal hereof, Tenant shall quit and surrender the Premises "broom-clean", and in as good condition as when received by the Tenant, normal wear and tear, and damage by fire or the perils covered by extended coverage insuranced excepted. In the event that the Tenant fails to maintain the Premises as required herein, the Landlord shall have the right (if Tenant fails to commence repairs within fifteen
(15) days of notice and prosecute same to completion), but not the obligation, to perform such maintenance and/or repairs, and the Tenant shall promptly reimburse the Landlord for the Landlord's costs in providing such maintenance and/or repairs, together with a ten percent (10%) charge for the Landlord's overhead, upon receipt of such a bill from the Landlord to the Tenant. If any portion of the Premises which the Tenant is obligated to repair or maintain is damaged through the fault or negligence of Landlord, its agents, employees, or invitees, then Tenant shall not be obligated to make the repairs necessitated by such damage.

     18.03   Maintenance and Repair by Landlord.  During the Term of this
             ----------------------------------
Lease, the Landlord shall keep and maintain the roof, exterior walls (excluding glass or plate glass), gutters, and downspouts of the Building in good condition and repair. Landlord shall be under no obligation and shall not be liable for any failure to make repairs that are the Landlord's responsibility as designated herein until and unless the Tenant notifies the Landlord in writing of the necessity therefor, and the Landlord shall have a reasonable time after such notice to make such repairs. Landlord reserves the right to the exclusive use of the roof and exterior walls of the Building. If any portion of the Premises which the Landlord is obligated to maintain or repair is damaged through the fault or negligence of Tenant, its agents, employees, or invitees, then repairs necessitated by such damage shall be paid for the Tenant on demand of the Landlord.

                                    19.

                         ALTERATIONS AND ADDITIONS
                         -------------------------

     19.01 Tenant shall not make any alterations, improvements, or additions to the base building portions of the Premises which shall include electrical, plumbing, HVAC, any structural portion of the Building and the roof without the Landlord's prior written consent and approval of the plans and specifications. Tenant may make other alterations to the Premises which do not affect the base building or other portions of the Building as set forth above without Landlord's consent, provided the aggregate cost of any single alteration or improvement or related group of alterations on improvements does not exceed $5,000.00 and further provided the Tenant notifies Landlord of such alterations. Alterations, improvements, or additions so made by either of the parties upon the Premises, except movable furniture, trade fixtures and equipment placed in the Premises at the expense of the Tenant, shall become the property of the Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation, injury, or damage unless the Landlord elects to require the Tenant to remove such alterations, improvements, or additions from the Premises at the expiration of this Lease. In the event damage to the Building shall be caused by moving said furniture and/or


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equipment in or out of the Premises, such damage shall be repaired at the expense of the Tenant.

     19.02   Mechanic's Liens.  Tenant shall not permit any mechanic's
             ----------------
liens or other liens to be placed upon the Premises, the Building, or the Project during the Term of this Lease, and in the case of the filing of any such lien, Tenant shall promptly pay same; however, the Tenant shall have the right to contest the validity or amount of any such lien provided such lien is discharged or appropriately bonded within twenty (20) days after notice from Landlord thereof. Tenant agrees to pay all reasonable legal fees that might be incurred by the Landlord because of any mechanic's liens or other liens placed upon the Premises.

                                    20.

                                 INSURANCE
                                 ---------

     20.01 Tenant covenants and agrees to maintain on the Premises at all times during the Term of this Lease or any renewal hereof a current, paid policy or policies of general comprehensive public liability and property damage insurance insuring Tenant and Landlord against any liability arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto used or enjoyed by the Tenant. Such insurance shall be in an amount not less than $1,000,000.00 combined single limit for both bodily injury and property damage. All such policies of insurance shall provide ten (10) days' prior written notice to Landlord of cancellation or of a material change in coverage.

     20.02   Mutual Subrogation.  Landlord and Tenant do each hereby
             ------------------
release the other from any and all liability or responsibility (to the other or to anyone claiming through or under the other by way of subrogation or otherwise) for any loss or damage to property caused by fire, any of the extended coverage perils, or any other insured peril, even if such fire or other casualty shall have been caused by the fault or negligence of the other party or of anyone from whom such party may be responsible. Such waiver of subrogation shall be effective with respect to loss or damage occurring only during such time as the Landlord's and the Tenant's policies shall be in force and effect with respect to such loss or damage and shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Landlord and Tenant each agree that their policies shall include such a clause or endorsement. Tenant shall comply with all reasonable insurance regulations so the lowest fire, lightning, and explosion extended coverage and liability insurance rates may be obtained. Tenant agrees that it shall do nothing and/or keep nothing in or on the Premises which will cause an increase in the premium for any such insurance on the Premises or on any Building of which the Premises are a part, or on any contents located therein, over the rate usually obtained for the proper use of the Premises permitted by this Lease or which could cause cancellation of any such insurance.

     20.03   Indemnification of Landlord.  Tenant shall indemnify Landlord
             ---------------------------
and save it harmless from and against any and all loss (including loss of Rents payable by the Tenant or by other Tenants), and against all claims, actions, damages, liability, and expenses in connection with loss of life, bodily and personal injury, or damage to property (real or personal) arising from any occurrence in, upon, or at the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant, its agents, contractors, employees, servants, licensees, concessionaires, or invitees or by anyone permitted to be on the Premises by the Tenant. Tenant assumes all risks of and Landlord shall not be liable for injury to person or damage to Tenant's property (real or personal) or the property of the Tenant's agents, servants, or employees resulting from the condition of the Premises, or from the bursting or leaking of any and all pipes, utility lines, connections, or air conditioning, ventilating, or heating equipment in, on, or about the Premises, or from water, rain, or snow which may leak into, issue from, or flow from any part of the roof or the Building. Tenant agrees, at all times, to indemnify and hold Landlord harmless against all actions, claims, demands, costs, damages, or expenses of any kind which may be brought against or made against the Landlord or which the Landlord may pay or incur by reason of Tenant's occupancy of the Premises or the Tenant's negligent performance or failure to perform any of its obligations under this Lease. In the event that the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses, and reasonable attorney fees incurred or paid by the Landlord in connection with such litigation. In no event shall Tenant indemnify and hold Landlord harmless from Landlord's own willful misconduct or negligence.

                                    21.

                       USE OF COMMON AREAS BY TENANT
                       -----------------------------

     21.01 Landlord agrees that Tenant shall have the nonexclusive use of 76 of the 94 parking spaces shown on Exhibit E. Furthermore, so long as there are no other tenants in the Project in the Project, Tenant shall have the right to use all or any portion of the parking spaces in excess of the 76 allocated to Tenant.

     21.02 Tenant shall not use any part of the Project for outside storage. Tenant shall not park any trucks or trailers, loaded or empty, except in front of the loading docks or in areas specifically provided for or designated for such purposes. Any trucks parked in parking spaces shall be deemed to have used such spaces for the purposes of any parking requirements set forth in Article 21.01, above, and the parking of said trucks shall be for periods not to exceed five (5) days for any truck or trailer, it being understood that trucks or trailers are not to be stored on any part of the Project.

                                    22.

                              ADDITIONAL RENT
                              ---------------

     22.01   Real Estate Taxes.
             -----------------

          (i) Tenant shall pay to Landlord, as additional Rent, Tenant's Proportionate Share of Landlord's Real Estate Taxes for the Project for each Tax Year during the Term of this Lease or any renewal, extension, or holding over hereof. Such additional Rent payments by Tenant shall be due and payable on the first day of each month during each Tax Year, each such payment in an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of the Landlord's obligation for Real Estate Taxes for the applicable Tax Year. In the event the sum of such monthly payments by Tenant for a particular Tax Year exceeds Tenant's Proportionate Share of Landlord's Real Estate Taxes for the applicable Tax Year, the Landlord shall promptly refund such excess payment to the Tenant. In the event the sum of the Tenant's monthly payments for a particular Tax Year is less than Tenant's Proportionate Share of Landlord's Real Estate Taxes for the applicable Tax Year, the Tenant shall pay such deficiency upon demand. "Tax Year", as used herein, shall mean each calendar year during the Term of the Lease or any renewal, extension, or holding over hereof in which Real Estate Taxes are billed against the Project regardless of the year in which the assessment for Real Estate Taxes occurs. For the purposes of this Section, the first Tax Year shall be the calendar year in which the Lease Term commences.

          (ii) "Real Estate Taxes" shall mean: (a) all ad valorem Real Estate Taxes on the Project (adjusted after protest or litigation, if any) for any part of the Term of this Lease, exclusive of penalties; (b) any taxes which shall be levied in lieu of any such ad valorem Real Estate Taxes; (c) any special assessments for benefits on or to the Project paid or payable in annual installments by Landlord; (d) occupational taxes or excise taxes levied on rentals derived from the operation of the Project for the privilege of leasing property; and (e) the expense of protesting, negotiating, or contesting the amount or validity of any such taxes, charges, or assessments, such expense to be applicable to the Tax Year of the item contested, protested, or negotiated and the costs of such contest included in "Real Estate Taxes" shall not exceed the Real Estate Taxes saved in such contest. "Real Estate Taxes" shall not include any of Landlord's federal, state or local income taxes.

          (iii) If the Term of this Lease shall end during a Tax Year of which only part is included in the Term hereof, the amount of such additional Rent shall be prorated on a per diem basis and shall be paid on or before the last day of the Term. If the Term of this Lease ends during any Tax Year before the amount of the Real Estate Taxes is established and the amount payable by the Tenant has been determined under the provisions of this Section, an amount payable for the portion of the Lease Term during the Tax Year shall be reasonably estimated by the Landlord, and the estimated amount shall be promptly paid by the Tenant.

     22.02   Heating, Ventilation, and Air Conditioning Maintenance.
             ------------------------------------------------------
During the Term of this Lease or any renewal, extension, or holding over hereof, in the event the Landlord elects to enter into service and maintenance agreements for heating, ventilating, and air conditioning systems servicing the Premises (as more fully described in Section 18.02 above) and their controls, the Tenant shall pay to the Landlord, as Additional Rent, the Landlord's actual reasonable costs and expenses with respect to such agreements and to repairs and replacements made to said systems and their controls. However, in no event may Landlord employ an affiliated entity to perform the service and maintenance agreements for such HVAC systems without first obtaining Tenant's written consent which may not be unreasonably withheld provided said service and maintenance agreements are competitive with other maintenance and service companies in the Denver metropolitan area.

     22.03   Common Area Expenses.
             --------------------

           (i) During the Term of this Lease or any renewal, extension, or holding over hereof, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the Common Area operating costs.

          (ii) For the purposes of this Section, the "Common Area Operating Cost" means the Landlord's total costs and expenses incurred in owning, operating, maintaining, and repairing the Common Areas, herein defined, including, but without limitation by enumeration: costs for all electrical current, gas, water, sewer, or fuels used in connection with the operation, maintenance, and repair of the Common Areas or the Building; the amount paid for all electricity furnished to the Common Area to light the parking lots or for any other common purpose; the amount paid for all labor and/or wages and other payments, including costs to Landlord of workmen's compensation and disability insurance, payroll taxes, and welfare and fringe benefits, made to janitors, employees, contractors, and subcontractors of the Landlord who are involved in the operation and maintenance of the Common Areas and the Project; charges of any independent contractors employed in the care, operation, maintenance, cleaning, and landscaping of the Common Areas; the amount paid for all supplies, tools, replacement parts or components, equipment, and necessities which are occassioned by everyday wear and tear; the premiums for all insurance maintained by the Landlord for the Project; and the pro rata costs of machinery and equipment purchased and/or leased by the Landlord in order to perform Common Area maintenance. To the extent that the Landlord provides services which are not separately metered or directly billed to the Tenant (such as water, sewer, and trash hauling), the costs of such services shall be included in the Common Area Operating Costs. Common Area Operating Costs shall include the charges incurred by the Landlord pursuant to Section 22.02 above. Common Area Operating Costs shall not include interest on debt, capital retirement of debt, depreciation, and costs properly chargeable to the capital account. Notwithstanding the foregoing, Common Area Operating Costs shall include those of Landlord's capital expenditures incurred for the purpose of reducing Common Area or Building Operating Costs, and capital expenditures incurred by the Landlord that are required by changes or amendments in laws or regulations governing the Premises or the Project, amortized over the useful life of the respective improvements of a capital nature (as prescribed in accordance with Generally Accepted Accounting Principles). Common Area Operating Costs shall not include the cost associated with any employees of Landlord which are not directly involved with the Project.

     22.04   Payment of Additional Rent.  Any additional Rent payable by
             --------------------------
the Tenant under Sections 22.02 and 22.03 hereof shall be paid within thirty (30) days of the billing therefor by the Landlord.

                                    23.

                            DEFAULT AND REMEDIES
                            --------------------

     23.01  In the event:

          (A) Tenant shall at any time fail to pay Rent within five (5) business days of when due; or

          (B) Tenant shall fail to keep, perform, or observe any other covenant, agreement, condition, or undertaking described hereunder and shall fail to remedy such default within fifteen (15) days after written notice thereof has been mailed by the Landlord to the Tenant; or if such default is one that will take longer than fifteen (15) days to remedy, the Tenant fails to commence the cure of such default within said fifteen (15) day period and/or fails to diligently pursue such cure to completion; or

          (C) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against the Tenant or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against the Tenant and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof; or

          (D) There is a filing of any petition or commencement of any case or proceeding by the Tenant under any provision or chapter of the Federal Bankruptcy Act or any other similar federal or state law relating to Tenant's insolvency, bankruptcy, or reorganization; or

          (E) There is a filing of any petition or commencement of any case or proceeding described in subparagraph (D) above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) days from the date of such filing; or

          (F) The Premises shall be vacated or abandoned by the Tenant for reasons other than temporary shutdown due to economic or market conditions, regardless of whether or not the Tenant continues to pay Rent and Tenant fails to give thirty (30) days prior written notice of said temporary vacation to Landlord;

the Landlord shall have the right, without further notice to or demand upon the Tenant, to re-enter and take exclusive possession of the Premises, with or without force or legal process; to refuse to allow Tenant to enter the same or have possession thereof; to change the locks on the doors to the Premises; to take possession of any furniture or other property in or upon the Premises (Tenant hereby waiving the benefit of all exemptions by law) and to sell the same at public or private sale without notice but in accordance with applicable law and apply the proceeds thereof to the costs of sale, payment of damages, and payment of the rent due under this Lease; all without the Landlord being liable to the Tenant for any damages or any prosecution therefor; and the Landlord shall have the right;

             (i) As agent of the Tenant, to relet the Premises for the balance of the Term of this Lease or for a shorter or longer Term, with or without the granting of free-rent or other market concessions, and to receive the Rents therefor, applying them first to the payment of all of the Landlord's expenses of such reletting, such as, repairs, improvements, broker's commissions and, second, to the payment of remedying all damages suffered to the Premises and to all Rent due and thereafter becoming due under this Lease, with Tenant remaining liable for and hereby agreeing to pay Landlord any such deficiency on a monthly basis during the Lease Term on the days Rent would be due hereunder; or

            (ii) To cancel and terminate the remaining Term of this Lease, regardless of whether Landlord has previously elected to relet or has relet the Premises as permitted in (i) above, to re-enter and take possession of the Premises free of this Lease, and thereafter this Lease shall be null and void, and the Rent in such case shall be apportioned and paid on and up to the date of such entry and possession by Landlord. Thereafter, both parties shall be released and relieved from and of any and all obligations thereafter to accrue hereunder. Tenant shall be liable for and pay all Rents accrued, due or owing as of the date or termination, as well as all loss and damage incurred by Landlord by reason of such breach or default; or

           (iii) To treat such default as a breach of this Lease and terminate this Lease and, as liquidated damages for such default, to be difference, if any, between the sum which, at the time of such termination represents the then present value (computed at the rate of ten percent (10%) per annum) of the aggregate Rents payable hereunder that would have accrued over the balance of the Term of this Lease had such Term not been prematurely terminated, over the aggregate market rental value of the Premises during the Term that the Lease would have run had it not been prematurely terminated by reason of Tenant's default.

     All rights and remedies expressly provided in the Lease for the Landlord's protection shall be cumulative and shall be in addition to any other rights and remedies provided by law. Landlord shall be entitled to recover from Tenant reasonable attorneys' fees and costs incurred by Landlord in enforcing its rights hereunder. In the event Landlord elects to re-enter or take possession of the Premises, Tenant agrees to quit and peaceably surrender the Premises to Landlord, and Landlord may enter upon and re-enter the Premises and possess and repossess itself thereof, and may have, hold, and enjoy the Premises and the right to receive all rental income of and from the same. No such re-entry and taking of possession by Landlord shall be construed as an election on Landlord's part to terminate or surrender this Lease unless Landlord gives notice to Tenant specifically terminating the Lease. Unless a written notice of such intention is served on Tenant, the service of Demand for the Payment of Rent or Possession required by the Colorado Forcible Entry and Unlawful Detainer Statute does not constitute an election on the part of Landlord to terminate this Lease, nor shall such notice or re-entry by Landlord or forfeiture by Tenant relieve Tenant of its continuing liability for unaccrued rent.

     A waiver by the Landlord of any breach or default by the Tenant under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default or of any other term or condition of this Lease, and a failure of the Landlord to assert any breach or to declare a default by the Tenant shall not be construed to constitute a waiver thereof, so long as such breach or default continues unremedied.

                                    24.

                                  NOTICES
                                  -------

     24.01 Except as otherwise herein provided, whenever by the terms of this Lease notice shall or may be given either to the Landlord or to the Tenant, such notice shall be in writing and shall be deemed to have been properly served if sent by Federal Express or other reputable overnight courier service, or by certified mail, return receipt requested, postage prepaid, to Landlord at the place where Rent is payable and/or to Tenant at the Premises. The date of mailing shall be deemed the date of service of notice. Notice may also be served by Landlord or Tenant in the same manner provided for service in Rule 4 of Colorado Rules of Civil Procedure, as amended from time to time.

                                    24.

                               PERSONS BOUND
                               -------------

     25.01 The agreements, covenants, and conditions of this Lease shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors, and assigns of each of the parties hereto, except that no assignment, encumbrance, or subletting by the Tenant, unless permitted by the provisions of this Lease, without the prior written consent of the Landlord, shall vest any right of an assignee, encumbrance, or sublessee of the Tenant. The singular herein, in referring to either Landlord or Tenant, shall be deemed to include the plural where the context so requires. If there be more than one Tenant herein named, the provisions of this Lease shall be applicable to and binding upon such Tenant jointly and severally.

                                    26.

                              SECURITY DEPOSIT
                              ----------------

                           Intentionally Deleted

                                    27.

                                LATE PAYMENT
                                ------------

     27.01 Tenant's failure to pay Rent or any other payment required of the Tenant hereunder within five (5) business days of the due date therefor shall result in the imposition of a service charge for such late payment in the amount of five percent (5%) of such required payment to cover Landlord's administrative costs to handle late payments. Imposition of and/or payment of a service charge for late payment shall not constitute a cure or waiver for such default in payment.

                                       28.

                                      RIDER
                                      -----

     28.01 A rider consisting of 1 page, with paragraphs numbered 32.01, 33.01 and 34.01, is attached hereto and made a part hereof.

                                       29.

                               PARTIAL INVALIDITY
                               ------------------

     29.01 If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, or violate a party's legal rights, then such term, covenant, condition or provision shall be deemed to be null, void, and unenforceable; however, all provisions of this Lease, or the application of such term or provision to persons or circumstances other than those to which are held invalid, unenforceable, or violative of legal rights, shall not be affected thereby, and each and every other term, covenant, condition or provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

                                       30.

                                    CAPTIONS
                                    --------

     30.01 The captions used throughout this Lease are for convenience and reference only and shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of any provisions in this Lease.

                                       31.

                                ENTIRE AGREEMENT
                                ----------------

     31.01 This Lease, together with the referenced Rider and Exhibits, contains the entire agreement between the parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement, in writing, signed by the Landlord and the Tenant after the date hereof. Time is of the essence hereof.

     IN WITNESS WHEREOF, the parties have signed triplicate copies hereof.


                                        LANDLORD:


                                        THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA, a New Jersey corporation



                                        By: Bennett & Kahnweiler of Colorado,
                                            Inc., a Colorado corporation,
                                            as Agent for the Landlord

                                             By: /s/
                                                 -----------------------
                                                 President

                                        TENANT:

                                        SIMMONS COMPANY, a Delaware
                                           corporation

                                        By: /s/
                                            -----------------------

                                 RIDER TO LEASE

                        dated December 16, 1988 between
                  The Prudential Insurance Company of America,
                     a New Jersey corporation ("Landlord")
                              and SIMMONS COMPANY,
                        a Delaware corporation ("Tenant")

                                       32.

                          RULES AND REGULATIONS CHANGES

     32.01 Although Landlord may change the rules and regulations from time to time or implement new rules and regulations, in no event may Landlord materially and adversely affect the terms of this Lease.

                                       33.

                              SCHEDULE OF BASE RENT

     33.01 The Base Rent payable monthly shall be paid for the respective months of the Term as follows:

          January 1, 1989-June 30, 1991
          (30 months)                             $12,220.31/month

          July 1, 1991-April 30, 1993
          (22 months)                             $14,678.64/month

                                       34.

                               TENANT IMPROVEMENTS

     34.01 The Landlord will fund all tenant improvements as provided for in the revised contractor's expense schedule dated October 12, 1988 (Exhibit "D" attached).

                                   EXHIBIT "A"

                                Legal Description
                                -----------------

A part of Block 20, MORRIS HEIGHTS FILING NO. 2, AMENDED MAP, more particularly described as follows:

Commencing at the point of intersection between the North line of said Block 20 and the centerline of Scranton Street defined as "Parcel No. 3" in instrument recorded in Book 1905, at Pages 373 to 375 of the records of Adams County Colorado; thence South 00 degrees 00 minutes 00 seconds West along said centerline of Scranton Street, a distance of 209.03 feet to a point of intersection with the North line of a railroad spur easement: thence North 83 degrees 56 minutes 45 seconds West and along the North line of said easement a distance of 25.14 feet to the TRUE POINT OF BEGINNING; thence continuing along said North line and North 83 degrees 56 minutes and 45 seconds West a distance of 1219.66 feet; thence North 6 degrees 03 minutes 15 seconds East and radially to a curve a distance of 1.50 feet; thence continuing along the North line of said easement and along a curve to the right having a radius of 451.43 feet and a control angle of 5 degrees 02 minutes 51 seconds an arc distance of 39.77 feet to a point of intersection with the East right of way line of Revere Street defined as "Parcel No. 2" in the hereinbefore mentioned instrument recorded in Book 1905 at Pages 373 to 375; thence South 00 degrees 00 minutes 00 seconds East and along said East right of way line 321.47 feet to a point of curvature; thence along a corner curve to the left having a radius of 25.00 feet and a central angle of 83 degrees 56 minutes 45 seconds an arc distance of 36.63 feet to a point of tangency, which is also a point on the North right of way line of East 33rd. Avenue defined as "Parcel No. 4" in the hereinbefore mentioned instrument recorded in Book 1905, Pages 373 to 375; thence South 83 degrees 56 minutes 45 seconds East and along said North right of way line 12.08.75 feet to a point of curvature; thence along a corner curve to the left having a radius of
25.00 feet and a central angle of 96 degrees 03 minutes 15 seconds an arc distance of 41.91 feet to a point of tangency which is also a point on the West right of way line of said Berenton Street; thence North 00 degrees 00 minutes 00 seconds West and along said West right of way line, a distance of 312.90 feet to the TRUE POINT OF BEGINNING, in the County of Adams, State of Colorado.

                                    EXHIBIT B

                              Rules and Regulations
                              ---------------------

     1. Landlord shall furnish Tenant two (2) keys for each separately keyed door for every entrance into the Premises without charge. Additional keys shall be furnished at a reasonable charge. No additional locks shall be placed on any of the doors of the Premises without the Landlord's prior written approval, which shall not be unreasonably withheld.

     2. If Landlord's approval is specifically required under Section 19.01 of the Lease, Tenant shall refer all its contractors, contractor's represen-tatives, and installation technicians, rendering any service on or to the Premises, to the Landlord for Landlord's approval which shall not be unreasonably withheld or delayed and supervision prior to performance of any work on or to said Premises.

     3. No Tenant shall, at any time, occupy any part of the Premises as sleeping or lodging quarters.

     4. No live birds, live fowl, or other live animals shall be brought into or kept in or about the Premises.

     5. None of the entries, passages, doors, stairways, or vestibule shall be blocked or obstructed, nor shall any rubbish, litter, trash, or materials of any nature be placed, emptied or thrown into such areas, nor shall such areas be used at any time except for ingress and egress by Tenant, or the Tenant's agents, employees or business invitees.

     6. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to such water closets and water fixtures from misuse, or by the defacing of or injury to any part of the Building, shall be borne by the person who shall cause it. No person shall waste water by interfering with the faucets or otherwise.

     7. No person shall disturb the occupants of the Building by the use of any musical instrument, the making of unseemly noises, or any unreasonable use. Landlord acknowledges that Tenant's current operations are acceptable.

     8. Tenant shall provide its own dumpster or trash compactor for trash storage and removal, and agrees not to leave or store any materials (except for stacked wooden grates adjacent to the dumpster), litter, or trash on the Common Areas, including parking areas. Landlord reserves the right to approve the type of dumpster or trash compactor utilized by the Tenant, which approval shall not be unreasonably withheld or delayed. Landlord acknowledges that the dumpster currently on the Premises is acceptable.

     9. The use of parking areas shall be subject to such reasonable rules and regulations as the Landlord may promulgate uniformly for all Tenants subject to the provision of paragraph 10.01 of the Lease. Tenant agrees that it shall not use or permit the use by its employees of the parking and loading dock areas for the overnight storage of automobiles or other vehicles which would interfere with traffic flow, emergency vehicles, or other intended uses of the Project. Tenant agrees that it shall provide Landlord with no fewer than three (3) emergency numbers and will immediately remove and trucks or vehicles if called by Landlord. Landlord shall have the right to tow any vehicle belonging to Tenant, its agents, employees, or invitees which is improperly parked and which the Tenant fails to remove after such written notice by the Landlord in accordance with paragraph 10.01 of the Lease.

     10. No sign, advertisement, or other lettering shall be painted, affixed, or exposed on the windows, doors, or any part of the outside of the Building or the Premises other than as specifically permitted in writing by the Landlord, which permission shall not be unreasonably withheld or delayed. Landlord acknowledges that Tenant's current signage is acceptable.

     11. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the Premises, unless such loss occurs because Landlord has failed to lock against entry an area under Landlord's care or is otherwise negligent.

     12. Tenant shall not park, nor allow its employees, agents, or business invitees to park any trailers or trucks, whether loaded or empty, except in front of the docks or other designated areas set forth on Exhibit "E". Tenant shall be responsible for any damage to paving caused by the parking or loading of such trailers or trucks, to the extent such damage was willfully or negligently caused by Tenant, its agents, employees, contractors or invitees.

     13. Tenant, and its employees, agents and invitees, shall have exclusive use of the restroom facilities delineated in blue on Exhibit "F", and shall have sole responsibility for maintaining, cleaning, and providing cleaning and toilet supplies for such restroom facilities.

     It is the Landlord's desire to maintain in the Building the highest standard of dignity and good taste, consistent with comfort and convenience for the Tenants. Any action or condition not meeting with this standard should be reported directly to the Landlord. Landlord's and Tenant's cooperation will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful for the safety, care, and cleanliness of the Premises, and for the preservation of good order therein, subject to Tenant's right of approval as set forth in Article 3.01 of the Lease.

                                   EXHIBIT "C"

                                 WORK AGREEMENT
                                 --------------

     1.   Landlord's Commitment to Completion of Improvements. Landlord
          ---------------------------------------------------
covenants and agrees to cause to be constructed the Improvements referred to in the Lease and Exhibit "D" to which this Addendum is attached (the "Lease").

     2.   Landlord's Commitment to Complete Specified Tenant Finish. Landlord
          ---------------------------------------------------------
hereby agrees to complete, in a good and workmanlike manner and at Landlord's sole cost and expense, partitions, painting, wall finish, electric outlets and other items as detailed in the contractors Bid Sheet (Exhibit "D") and to otherwise suitably prepare the Demised Premises for installation by Tenant of furnishing furniture and equipment of Tenant.

     3.   Estimated Completion Date. Landlord shall make reasonable effort to
          -------------------------
cause the Building, Improvements and Specified Tenant Finish to be substantially completed on or before December 1, 1988 (the "Estimated Completion Date"), subject to delays from causes beyond the reasonable control of Landlord such as, but not limited to, acts of God, strikes, work stoppages, unavailability of or delay in receiving labor or materials, defaults by contractors of subcontractors, weather conditions, fire or other casualty, or action of governmental authorities.

     4.   Determination of Substantial Completion. "Substantial Completion"
          ---------------------------------------
shall mean substantial completion of the Building, Improvements and Specified Tenant Finish substantially in accordance with the Plans and with applicable rules, regulations and requirements of governmental authorities. Substantial Completion shall be deemed to occur upon the giving of notice thereof ("Notice of Substantial Completion") by Landlord to Tenant accompanied by a certificate from Landlord's architect stating that Substantial Completion has occurred. Substantial Completion shall be deemed to have occurred notwithstanding the non-completion of minor "punch list" type items, which items Landlord shall promptly thereafter complete.

     5.   Effect of Delay on Lease Term. In the event the Building, Improvements
          -----------------------------
and Specified Tenant Finish are not substantially completed by the Estimated Completion Date, this Lease shall not be affected or modified and shall remain in full force and effect and Landlord shall not be liable for any damage on account of any delay in completion.

     6.   Rent Commencement Date of Lease Term. The "Rent Commencement Date  of
          ------------------------------------
the Lease Term" shall mean the date Substantial Completion occurs.

                                               EXHIBIT D-1

TENANT NAME:             SUITE 101/SIMMONS @ COMMERCE PARK
LOCATION:                SUITE 101 12601 EAST 33RD AVENUE, AURORA, CO
OWNER/AGENT:             JOE IMERIANI/BENNETT AND KAHNWEILLER
TOTAL SQUARE FOOTAGE:    75930 APPROXIMATE
DATE:                    OCTOBER 5, 1988 REVISED OCTOBER 12, 1988
PLANS DATED:             SEPTEMBER 15, 1988


- --------------------------------------------------------------------------------------------------------------
 DESCRIPTION               QUANTITY     UNIT     UNIT        UNIT      CATEGORY   O & P   TOTALS       COST
                           TAKE OFF              COST      SUBTOTAL    SUBTOTAL    0.1              PER SQ.FT.
- --------------------------------------------------------------------------------------------------------------

 DEMOLITION
 demo demising walls       182          LF       22.00     4004.00               400.40   4404.40    0.06
 strip columns               4          EA      100.00      400.00                40.00    440.00    0.01
 dumpster fee                1          LS      180.00      180.00                18.00    198.00    0.00
 remove hm door/frame        1          EA       90.00       90.00                 9.00     99.00    0.00
 reception counter           1          EA       30.00       30.00                 3.00     33.00    0.00
 interior walls             22          LF        5.00      110.00                11.00    121.00    0.00
 ceiling grid/tile         112          SF        0.25       28.00                 2.80     30.80    0.00

 SUBTOTAL                                                              4842.00                       0.07

 CONCRETE/LANDSCAPE PREP

 footings for hc ramp       14          EA       40.00      560.00                56.00    616.00    0.01
 conc. ramp/curb cut         1          LS      300.00      300.00                30.00    330.00    0.00
 asphalt patching            1          LS       65.00       65.00                 6.50     71.50    0.00
 rew.sprinkler/landscap      1          LS      235.00      235.00                23.50    258.50    0.00
 SUBTOTAL                                                              1160.00                       0.02

 S.STEEL/WELDING
 remove stairs
 f&i new steel ramp
 prime stairs (black)        1          LS       10051    10051.00              1005.10  11056.10    0.15
 smoke vent supports        23          EA      202.69     4661.87               466.19   5128.06    0.07
 flame fighter              40          HRS      12.00      480.00                48.00    528.00    0.01
 reinforce/weld ctn.wal      1          LS     1449.00     1449.00               144.90   1593.90    0.02

 SUBTOTAL                                                             16641.87                       0.24

 PARTITIONS
 demo scars                  4          EA       35.00      140.00                14.00    154.00    0.00
 texture set up              1          LS       75.00       75.00                 7.50     82.50    0.00
 track @ curtain wall,
 fire tape curtain wall      1          LS     1190.00     1190.00               119.00   1309.00    0.02
 lift rental                 1          WK      420.00      420.00                42.00    462.00    0.01
 SUBTOTAL                                                              1825.00                       0.03

 CEILING WORK
 ceiling grid/tile         112          SF        1.25      140.00                14.00    154.00

 SUBTOTAL                                                               140.00                       0.00

 DOORS
 furnish hm door/frame       1          LS      263.90      263.90                26.39    290.29    0.00


                                               EXHIBIT D-2


install above                   1       EA      110.00      110.00                11.00    121.00    0.00
caulk in @ above                1       LS       35.00       35.00                 3.50     38.50    0.00

SUBTOTAL                                                                408.90                       0.01

PAINTING
walls @ repair               1080       SF        0.24      259.20                25.92    285.12    0.00
paint hm door/frame             1       EA       45.00       45.00                 4.50     49.50    0.00
SUBTOTAL                                                                304.20                       0.00

ELECTRICAL
scope is as follows:
rel. fixtures for guilters and B/S sewers
raise fixtures in new rack area
replace all lamps and ballasts in warehouse strips that are not functioning add 8' strips along grid #8 for additional light in area
relocate fixtures in one office and recircuit
add 2ea 3-way switches in office
add 4ea duplexes in office area
add 2ea dedicated outlets at computer room
relocate UPS and EPO
add 4ea outlets for fans
special outlets for equipment as per plans
relocate 3 unit heaters
add panel G and move buck boosters
relocate panel F
provide power to new sprinkler flow switch
demo old circuitry after equipment is moved
demo misc in office area and battery chargers
engineering/permits/taxes
Overtime ALLOWANCE of 20 hours
2 ea. motor starters
credit 2 unit heater hook ups
temporary power
add 1ea. 220v for 37&38
add 1ea. 110v for 39
hourly rate journeyman: $28.50 overtime: $40.00
hourly rate for apprentice: $19.00 overtime: $27.00
PSCO fees                       1       ALLOW  1000        1000.00               100.00   1100.00    0.01
quote                           1       LS    14710       14710.00              1471.00  16181.00    0.21
SUBTOTAL                                                              15710.00                       0.23

FLOORING
carpeting                      32       YDS      12.00      384.00                38.40    422.40    0.01
vinyl base                     74       LF        0.84       62.16                 6.22     68.38    0.00
floor prep                      1       LS       35.00       35.00                 3.50     38.50    0.00
SUBTOTAL                                                                481.16                       0.01

FIRE PROTECTION
modifications and rack system to include 52 heads and head guards. Flow switch by electrician.
add hose station
quote                           1       LS     6633.0      6633.00               663.30     7296.30  0.10
SUBTOTAL                                                               6633.00                       0.10

                                               EXHIBIT D-3


 HVAC
 fan at computer rm
 vented to warehouse
 f&i new unit heater          1          LS      2330.0      2330.00                233.00    2563.00    0.03
 SUBTOTAL                                                               2330.00                          0.03


 SMOKE VENTS
 furnish 165deg. vents       23          EA       772.19    17760.37               1776.04   19536.41    0.26
 co roof/curb/install        23          EA       265.50     6106.50                610.65    6717.15    0.09
 flash-in roofing            23          EA       161.53     3715.19                371.52    4086.71    0.05
 SUBTOTAL                                                              27582.06                          0.40

 GENERAL CONDITIONS
 building permit(88K)         1          LS       590.00      590.00                 59.00     649.00    0.01
 use tax                      1          LS       1584.0     1584.00                158.40    1742.40    0.02
 plan review fee              1          LS       443.00      443.00                 44.30     487.30    0.01
 supervision                160          HR        25.00     4000.00                400.00    4400.00    0.06
 labor                       40          HR        20.00      800.00                 80.00     880.00    0.01
 final cleaning               1          LS       500.00      500.00                 50.00     550.00    0.01
 design fees                  1          LS       2125.0     2125.00                212.50    2337.50    0.03
 engineering details          1          LS       350.00      350.00                 35.00     385.00    0.01
 SUBTOTAL                                                              10392.00                          0.15

TOTALS                                                       88450.19  88450.19    8845.02   97295.21    1.28

Architectural and Engineering Fees                                                 2337.50
                                                                                   -------
          Total                                                                  $99632.71



CLARIFICATIONS

1.    All work to be done during normal working hours.
2.    The architectural and design fees are not included above and amount to total of $ 2337.50
3.    The above estimate does not include ALL premium hours for tenant phasing which will be determined by tenant.
4.    Office areas to remain as is except as noted in estimate above.
6.    The public service fees listed under electrical are an allowance figure only and can vary from $ 500.00 - 1000.00. Any portion not used will be refunded.
7.    No winter weather protection is included.

                                   EXHIBIT "E"






                              [ENGINEERING DRAWING]




                           SITE PLAN - E. 33rd AVENUE

                       FIRST AMENDMENT TO INDUSTRIAL LEASE

     This First Amendment to Industrial Lease (hereinafter "Amendment") is entered into this 17 day of August 1992, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (hereinafter "Landlord") and SIMMONS COMPANY, a Delaware corporation (hereinafter "Tenant") with reference to the following facts:

     1. Landlord and Tenant entered into that certain Industrial Lease dated December 16, 1988, (hereinafter "Lease") for the premises ("Premises") commonly known as 12601 East 33rd Avenue, Unit 100, Aurora, Colorado 80011, the Premises being more particularly described in said Lease; and

     2.   Landlord and Tenant wish to extend the term of the Lease; and

     3.   Landlord wishes to grant Tenant options to further extend the term.

     NOW THEREFORE, based upon the foregoing facts and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

     A.   Section 1.01G Lease Term. Shall be amended so that the Lease shall
                        ----------
terminate at noon on the last day of August, 1999.

     B.   Section 33.01 Schedule of Base Rent. The line stating the following
                        ---------------------
shall be deleted. July 1, 1991 - April 30, 1993 (22 months) $14,678.64. The following should be added in its stead:

          July 1, 1991 through August 31, 1992              $14,678.64/month
          September 1, 1992 through August 31, 1996         $12,655.00/month
          September 1, 1996 through August 31, 1999         $14,553.25/month

     C.   Section 24.01 Notices. Shall be amended to read so that notices to
                        -------
Tenant be provided at:

     Simmons Company
     One Concourse Parkway, Suite 600
     Atlanta, Georgia 30328
     Attn: General Counsel

     D.   The following sections shall be incorporated into the Lease:

                                       35.

                                OPTION TO EXTEND
                                ----------------

     35.01 Provided there are no uncured events of default hereunder, Tenant shall have one (1) option to extend this Lease, for an additional term of three
(3) years. The extension of this Lease shall be upon the same terms, covenants and conditions as are herein set forth except with regard to obligations of Landlord for performance of work as set forth in Exhibit C and Base Rent. Tenant expressly acknowledges that the work called for in Exhibit C has been fully performed by Landlord and that the work has been accepted by Tenant. Base Rent for the extension term shall be based upon 95% of the then current market rental rate, as the same is reasonably determined by Landlord, using the criteria in this section, to be prevailing as of the date of the expiration of the Primary Lease Term as hereinabove amended.

     Tenant must notify Landlord in writing at least six (6) months prior to the expiration of the term of this Lease of its election to exercise the option. Landlord, provided notice is timely received from Tenant, shall notify Tenant in writing of the market-rental Base Rent at least five (5) months prior to the expiration of the Primary Lease Term. In the event Tenant fails to timely exercise its rights hereunder, the option as set forth herein shall automatically terminate and be of no further force or effect.

     The market rental rate, as used herein, shall mean the prevailing market rate, on a rentable per square foot basis, then being obtained by landlords of similar industrial warehouse buildings located in Denver and Aurora, Colorado. It is agreed by Tenant that Landlord, in determining the market-rental rate for extension term shall be entitled to consider the rental rates per rentable square foot then being obtained by Landlord for space within the building in which the Premises are located.

                                       36.

                               HAZARDOUS MATERIALS
                               -------------------

     36.01 Landlord's Prior Consent. Notwithstanding anything contained in this
           ------------------------
Lease to the contrary, Tenant shall not cause or permit any Hazardous Materials (as defined in subparagraph (b) below) to be brought upon, kept, stored, discharged, released or used in, under or about the Premises by Tenant, its agents, employees, contractors, subcontractors, licensees or invitees, without the prior written consent of Landlord. Landlord will grant consent if Landlord is reasonably satisfied that such Hazardous Materials are necessary to Tenant's business and such Hazardous Materials will be used, kept and stored in a manner which complies with all Hazardous Materials Laws (as defined in Section 36.02 below) and such rules or requirements as Landlord may from time to time reasonably impose.

     36.02 Compliance with Hazardous Materials Laws. Tenant shall at all times
           ----------------------------------------
and in all respects comply with all federal, state and local laws, ordinances and regulations relating to or involving the use, generation, manufacture, storage, discharge, release, disposal or transportation of any materials, substances or wastes which are considered to be or may be hazardous to human health or safety or to the environment due to their radioactivity, ignitability, corrosivity, reactivity, carcinogenicity, infectiousness or other harmful or potentially harmful properties and which are defined as or included within the definition of "hazardous materials", "toxic substances" or "chemicals known to cause cancer or reproduce toxicity" under any Hazardous Materials Laws (collectively, "Hazardous Materials"). All laws, ordinances and regulations relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, discharge, release, disposal or transportation of Hazardous Materials are collectively referred to herein as "Hazardous Materials Laws."

     Tenant shall handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause all Hazardous Materials brought or allowed on the Premises during the lease term to be removed from the Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interests with respect thereto.

     36.03 Notices. Tenant shall immediately notify Landlord in writing of: (i)
           -------
any enforcement, cleanup, removal or other governmental or regulatory action threatened, instituted, or completed pursuant to any Hazardous Materials Laws;
(ii) any claim made or threatened by any person against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials on or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in no event later than five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof. Tenant shall maintain copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises and supply Landlord with copies of same on request.

     36.04 Indemnification of Landlord. Tenant shall indemnify, defend and hold
           ---------------------------
Landlord harmless from any and all damages, losses, expenses, liabilities, obligations, costs, etc., arising out of handling of Hazardous Materials on the Premises by Tenant or any party subject to its control. Notwithstanding the foregoing, Tenant shall have no responsibility for any Hazardous Materials present in, on, under or about the Premises prior to Tenant's occupancy of the Premises, provided that Tenant or any party subject to its control does not exacerbate by its action any contamination by such Hazardous Materials.

     E. Except as amended herein, all other terms and conditions of Lease remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By Colliers, Bennett & Kahnweiler, Inc., a Colorado corporation as Agent for the Landlord



s/  Brad W. Calbert
- ----------------------------
By: Brad W. Calbert



TENANT:



SIMMONS COMPANY, a Delaware corporation




By:   /s/
      ----------------------
Its:  Sr. V.P.
      ----------------------

STATE OF COLORADO   )
    CITY AND        ) ss.
COUNTY OF DENVER    )

     The foregoing instrument was acknowledged before me this 8th day of September, 1992 by Brad W. Calbert as President of Colliers, Bennett & Kahnweiler, Inc., a Colorado corporation, as Agent for The Prudential Insurance Company of America, a New Jersey corporation.

          Witness my hand and official seal.

          My commission expires:             August 29, 1994
                                             ---------------


                                             /s/
                                             ---------------
                                             Notary Pubic

STATE OF GEORGIA    )
                    ) ss.
COUNTY OF DEKALB    )

     The foregoing instrument was acknowledged before me this 11th day of September, 1992, by Jeffrey J. Lewis as Senior Vice President of Simmons Company, a Delaware corporation.

          Witness my hand and official seal.

          My commission expires:             June 3, 1995
                                             ---------------


                                             /s/
                                             ---------------
               (Seal of Notary Public)       Notary Public

                      SECOND AMENDMENT TO INDUSTRIAL LEASE

     This Second Amendment to Industrial Lease (hereinafter "Amendment") is entered into this 1st day of June, 1994, by and between SECURITY CAPITAL INDUSTRIAL TRUST (hereinafter "Landlord") and SIMMONS COMPANY, a Delaware corporation (hereinafter "Tenant") with reference to the following facts:

     1. Landlord and Tenant entered into that certain Industrial Lease dated December 16, 1988, as amended by the First Amendment to Industrial Lease dated August 17, 1992 (hereinafter "Lease") for the premises ("Premises") commonly known as 12601 East 33rd Avenue, Unit 100, Aurora, Colorado 80011, the Premises being more particularly described in said Lease; and

     2. Tenant wishes to lease Unit 108 in the building consisting of 22,160 square feet (hereinafter "Additional Space"); and

     3.   Landlord and Tenant wish to amend the Lease.

     NOW THEREFORE, based upon the foregoing facts and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

     A. Landlord hereby leases to Tenant the Additional Space subject to the terms and conditions of Lease.

     B. The Lease Term for the Additional Space shall commence on June 1, 1994 and terminate on May 31, 1997.

     C.   The Base Rent for the Additional Space is as follows:

          June 1, 1994 - March 31, 1995:               $2,770/month
          April 1, 1995 - May 31, 1997:                $4,155/month

     D.   Tenants Proportionate Share for the Additional Space shall be 10.45%

     E. Tenant shall have an option to extend (hereinafter "First Option") the Lease Term for the Additional Space for the period from June 1, 1997 through August 31, 1999 provided there are no uncured events of default hereunder. The Base Rent for the extension term shall be based upon 95% of the then current market rental rate, as the same is reasonably determined by Landlord, however, in no event shall the Base Rent be less than the Base Rent payable during the last month of the primary term.

          Tenant must notify Landlord in writing on or before November 1, 1996 of its election to exercise the option, and any failure to do so shall result in an automatic termination of the option, which shall be of no further force or effect. Landlord, provided notice is received from Tenant, shall notify Tenant in writing of the market-rental Base Rent on or before December 1, 1996. If Tenant does not agree to the amount of the Base Rent proposed by Landlord, and the parties are unable to agree on the applicable rental rate on or before January 1, 1997, then at Tenant's option its election to exercise the option shall be null and void.

          The market rental rate, as used herein, shall mean the prevailing market rate, on a rentable per square foot basis, then being obtained by landlords of similar industrial warehouse buildings located in Denver and Aurora, Colorado. It is agreed by Tenant that Landlord, in determining the market-rental rate for extension term shall be entitled to consider the rental rates per rentable square foot then being obtained by Landlord for space within the building in which the Premises are located.

     F. Tenant shall have an additional option to extend (hereinafter "Second Option to Extend") the Lease Term for the Additional Space for a period of three
(3) years provided there are no uncured events of default hereunder under the same terms and condition as provided in Section E. hereinabove, provided, however (i) the notice by Tenant of its election shall be sent by Tenant no later than seven (7) months prior to expiration of the First Option Period, and
(ii) Landlord shall provide notice to Tenant of the proposed Base Rent no later than six (6) months prior to expiration of the First Option Period; and provided further that in no event shall the Base Rent be less than the Base Rent payable during the last month of the First Option to Extend.

     G. Section 35.01 of the Lease shall be amended to include the following at the end of the first paragraph;", however, in no event shall the Base Rent be less than the Base Rent payable in August, 1999."

     H. Landlord and Tenant acknowledge and agree that this Second Amendment to Industrial Lease is strictly contingent upon the execution of an Agreement for Termination of Lease by Chevron, U.S.A. Inc. and surrender of the Premises by Chevron U.S.A., Inc. and by Grabel/Denver Movers, Inc.

          In the event that either Chevron, U.S.A., Inc. or Grabel/Denver Movers, Inc. does not execute the Agreement for Termination of Lease or surrender the Premises on or before May 31, 1994, then this Second Amendment to Industrial Lease shall become null and void and of no further force and effect.

     I.   The lease shall be amended to include the following provisions:

          LIMITATIONS OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF SECURITY CAPITAL INDUSTRIAL TRUST. ANY OBLIGATION OR LIABILITY WHATSOEVER OF SECURITY CAPITAL INDUSTRIAL TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST, WHICH MAY ARISE AT ANY TIME UNDER THIS LEASE OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION, OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED, IF AT ALL, ONLY OUT OF THE ASSETS OF SECURITY CAPITAL INDUSTRIAL TRUST. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ITS MANAGING AGENT OR ANY OF ITS OR ITS MANAGING AGENT'S TRUSTEES, DIRECTORS, SHAREHOLDERS, OFFICERS, OR EMPLOYEES, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT, OR OTHERWISE.

     J. Tenant agrees to accept the Additional Space in its current "as-is" condition, except that all lighting, heating, electrical and plumbing and all other utilities shall be in good operating condition and ready for use to the same extent as currently used by Tenant in the Premises. Nothing contained herein shall relieve Landlord of its repair and maintenance obligations contained in the Lease.

     K. Landlord and Tenant acknowledge that the parties are discussing the possibility of the development by Landlord of a project which would include Tenant as a tenant. It is the intention of the parties that any such project would involve the relocation of Tenant from the Premises and the Additional Space to the project, and that the parties would accordingly release each other from the obligations of the Lease and all amendments thereto.

     L. Except as amended herein, all other terms and conditions of Lease remain in full force and effect. For purposes of Tenant's and Landlord's obligations and rights contained in the Lease, the term "Premises" shall include the Additional Space.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:

SECURITY CAPITAL INDUSTRIAL TRUST,
a



By:  /s/
     --------------------------

Its: Vice President
     --------------------------



SIMMONS COMPANY, a Delaware Corporation




By:  /s/
     --------------------------
Its: Executive Vice President
     --------------------------
     Finance & Administration